UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2022, Akerna Corp. (“Akerna” or the “Company”) entered into an amending agreement (the “Amendment”) to the Amended and Restated Stock Purchase Agreement, dated as of October 1, 2021 (the “Original Agreement”), by and among the Company, The Nav People, Inc., a Delaware corporation d/b/a “365 Cannabis”) (the “365 Cannabis”) and Matthew Dredge, Ian Humphries, Jeff Kiehn, David Walker and Quartermain Investment Holdings Ltd. (collectively, the “Sellers”).

Pursuant to the Amendment, Section 2.04(a) of the Original Agreement was amended to provide that the Sellers could elect to have the potential earn-out payment described therein paid in cash or in shares of the Company or in any combination thereof. The Original Agreement previously had provided that the Company could elect whether to pay the earn-out payment in cash or in shares of the Company. Under the Amendment, if a Seller elects to have any portion of the earn-out payment paid in cash such amount payable will be reduced by 25%. Further, Section 2.04(b) of the Original Agreement was amendment to reflect the administrative handling of the earn-out payment to the Sellers in cash or shares of the Company.

Pursuant to the Amendment, Section 2.06 of the Original Agreement was amended to require that $100,000 the Second Post-Closing Payment (as defined in the Original Agreement) will be made at the end of June 2022 on the same day on which the Buyer’s end-of-month payroll is run and on each of the next four months thereafter, in each such month on the same day on which the Buyer’s end-of-month payroll is run.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 25, 2022, the Company announced its implementation of certain expense reduction measures, approved by the Company’s board of directors on May 24, 2022, including a reduction of the Company’s workforce by 59 full-time employees, or approximately 33% of the Company. The corporate restructuring follows the Company’s recent decision to address liquidity concerns in part by focusing its initiatives on its enterprise business and new market expansion of the SMB business.

As a result of the corporate restructuring, the company anticipates reporting $690,000 in total costs in its second quarter of 2022 to implement the reduction in force, including the following cost elements: $630,000 in severance and associated payroll taxes; $40,000 in legal costs; and $20,000 in employee insurance benefits. Of the total cost, $440,000 in salaries, payroll taxes and benefits costs would have been reported in its second quarter if the reduction in force had not been implemented. The corporate restructuring is expected to be substantially completed by the end of the second quarter of 2022. The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated in connection with the corporate restructuring. This estimate may change due to future changes in the Company’s stock price. If the Company subsequently determines that it will incur additional material restructuring costs or charges or there are material differences from the ranges provided, the Company will file an amendment to this Current Report on Form 8-K (this “Current Report”) to disclose any such material costs, charges or differences.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2022, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice has no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 21, 2022, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before November 21, 2022, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending November 21, 2022, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the minimum bid price requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, the stockholders of the Company approved an amendment to the Company’s Amended and Restated 2019 Long Term Incentive Plan (the “Incentive Plan”) to increase the number of shares available under the Incentive Plan by 2,934,962 shares of common stock of the Company.

The above description of the amended provisions of the Incentive Plan is qualified in its entirety by the amended Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 27, 2022, in relation the Company’s corporate restructuring, the Company’s executive leadership team agreed to 25% reduction in salary. As a result, the salaries of Jessica Billingsley, Chief Executive Officer, David McCullough, Chief Technology Officer, and Raymond Thompson, Special Advisor to the Chief Executive Officer, have been reduced by 25%.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2022, the Company filed an amendment to its Amended and Restated Certificate of Incorporation to amend Article 4 thereof to increase the number of authorized shares of common stock, par value $0.001, from 75,000,000 shares to 150,000,000 shares.

The first sentence of Article 4 which previously read:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000, of which 75,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).”

Will now read:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 155,000,000, of which 150,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).”

The Amendment to the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2022, the Company reconvened its 2022 annual meeting of stockholders (the “Annual Meeting”). The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement on Schedule 14A, as filed with the Commission on April 19, 2022. A total of 23,353,671 shares of common stock of the Company were represented at the Annual Meeting, in person or by proxy, being approximately 67% of the outstanding voting securities of the Company as of the record date for the Annual Meeting on March 31, 2022 and representing a quorum for the conduct of business at the Annual Meeting.

The voting results were as follows:

Proposal One – Election of Class I Directors

All directors nominated were elected as Class I directors to the Company’s board of directors.

	For	Against	Withhold	Broker Non-Vote
(1) Matthew Kane	11,530,030	0	4,206,440	7,617,201
(2) Tahira Rehmatullah	11,769,399	0	3,967,071	7,617,201

Proposal Two– Ratification of the Appointment of Auditors

By a resolution passed, the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, was ratified by the stockholders.

For	Against	Abstain	Broker Non-Vote
20,500,645	2,275,016	578,010	0

Proposal Three - Approval of the Convertible Note Nasdaq 20% Cap Removal Proposal, as described in the Proxy Statement

For	Against	Abstain	Broker Non-Vote
12,806,143	2,781,926	148,401	7,617,201

Proposal Four - Approval of the 365 Nasdaq 20% Cap Removal Proposal, as described in the Proxy Statement

For	Against	Abstain	Broker Non-Vote
12,806,722	2,785,213	144,535	7,617,201

Proposal Five – Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase Authorized Capital from 75,000,000 Shares of Common Stock to 150,000,000 Shares.

For	Against	Abstain	Broker Non-Vote
17,599,087	5,614,622	139,962	0

Proposal Six – Approval of the Amendment to the Company’s 2019 Long Term Incentive Stock Plan to Increase Shares Available under the Plan by 2,934,962 Shares.

For	Against	Abstain	Broker Non-Vote
10,915,913	4,278,739	541,818	7,617,201

All matters before the stockholders being approved, Proposal 7 was not necessary and was not voted on at the reconvened Annual Meeting.

Item 8.01. Other Events.

On May 27, 2022, the Company issued a press release announcing the corporate restructuring. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amended 2019 Long Term Incentive Plan (incorporated by reference to Appendix C to the Company’s definitive proxy statement on Schedule 14A as filed with the Commission on April 19, 2022)
99.1	Press release issued by Akerna Corp. on May 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Certain statements made in this report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding the estimates of costs regarding the corporate restructuring. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K filed on March 31, 2022 and in its subsequent reports. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 27, 2022	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name:	Jessica Billingsley
		Title:	Chief Executive Officer